                       WESTCOTT COMMUNICATIONS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
               Years ended December 31, 1992, 1993 and 1994


                                        1992       1993       1994
EARNINGS PER SHARE:
Net income available to
 common shareholders . . . . . .   $4,281,013  $8,836,598  $11,837,011
                                   __________  __________  ___________
                                   __________  __________  ___________
Weighted average Common
 and Common equivalent
 shares outstanding<F1>. . . . .   17,158,828  18,901,897  19,379,439
                                   __________  __________  __________
                                   __________  __________  __________
Earnings per share . . . . . . .          .25         .47         .61
                                   __________  __________  __________
                                   __________  __________  __________
EARNINGS PER COMMON AND
 COMMON EQUIVALENT SHARE:
Weighted average
 shares outstanding. . . . . . .   16,782,212  18,344,003  19,379,439
  Net shares to be issued upon
   exercise of dilutive stock
   options after applying
   treasury stock method . . . .      376,616     557,894     399,917
                                   __________  __________  __________
  Weighted average Common
  and Common equivalent shares .   17,158,828  18,901,897  19,779,356
                                   __________  __________  __________
                                   __________  __________  __________
Earnings per common and
 Common equivalent shares. . . .          .25         .47         .60
                                   __________  __________  __________
                                   __________  __________  __________

EARNGINS PER COMMON SHARE
 ASSUMING FULL DILUTION:
Weighted average
 shares outstanding. . . . . . .   16,782,212  18,344,003  19,379,439
  Net shares to be issued upon
   exercise of dilutive stock
   options after applying
   treasury stock method . . . .      505,588     593,430     410,757
                                   __________  __________  __________
  Weighted average Common
  and Common equivalent shares .   17,287,800  18,937,433  19,790,196
                                   __________  __________  __________
                                   __________  __________  __________
Earnings per Common
 and Common equivalent shares. .          .25         .47         .60
                                   __________  __________  __________
                                   __________  __________  __________

<F1> For 1994, the calculation of earnings per share was based upon weighted average common shares outstanding due to the fact that both primary and full-diluted earnings per share were more than 97% of earnings per common share outstanding. For all other periods presented, the calculation was based upon weighted average common and common equivalent shares outstanding.
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